                                                                   Exhibit 99(c)

                                FORM OF ELECTION
                                       AND
                              LETTER OF TRANSMITTAL

                            To Accompany Certificates
                       Representing Shares of Common Stock
                                       of
                      LEXINGTON GLOBAL ASSET MANAGERS, INC.


         Please read and follow carefully the instructions set forth below, which set forth the requirements that need to be complied with in order to make an effective election. Nominees, trustees or other persons who hold shares of the common stock, $.01 par value, of Lexington Global Asset Managers, Inc., a Delaware corporation, in a representative capacity are directed to instruction G(2).

         ----------------------------------------------------------------------
                  TO BE EFFECTIVE, THIS FORM OF ELECTION AND LETTER OF TRANSMITTAL, PROPERLY COMPLETED AND SIGNED IN ACCORDANCE WITH THE ACCOMPANYING INSTRUCTIONS, TOGETHER WITH CERTIFICATES FOR THE LEXINGTON COMMON STOCK COVERED HEREBY, MUST BE RECEIVED BY THE EXCHANGE AGENT NAMED BELOW, AT THE APPROPRIATE ADDRESS SET FORTH BELOW, NO LATER THAN 9:00 A.M., MINNEAPOLIS TIME, ON JULY 25, 2000.
         ----------------------------------------------------------------------

            DELIVERIES MADE TO ADDRESSES OTHER THAN THE ADDRESSES FOR
              THE EXCHANGE AGENT SET FORTH BELOW DO NOT CONSTITUTE
                     VALID DELIVERIES AND THE EXCHANGE AGENT
                        WILL NOT BE RESPONSIBLE THEREFOR.

               If you require additional information, please call:

             Wells Fargo Bank Minnesota, N.A. (the "Exchange Agent")
                at (612) 450-2448, or toll free at 1-800-380-1372

               PLEASE READ CAREFULLY THE ACCOMPANYING INSTRUCTIONS

              To: WELLS FARGO BANK MINNESOTA, N.A., Exchange Agent

          By Registered Mail:                  By Hand Delivery or By Courier:
          Shareowner Services                        Shareowner Services
             P.O. Box 64858                   161 North Concord Exchange Street
     St. Paul, Minnesota 55164-0858         South St. Paul, Minnesota 55075-1139


Ladies and Gentlemen:

     This form of election is being delivered to the holders of Lexington common stock in connection with the merger of Pilgrim Lexington Acquisition Corp. (the "Merger Subsidiary"), a wholly owned subsidiary of Pilgrim Capital Corporation ("Pilgrim"), a Delaware corporation, with and into Lexington, pursuant to the Agreement and Plan of Merger, dated as of February 28, 2000 and as amended on

February 28, 2000 and May 11, 2000 by and among ReliaStar Financial Corp., Pilgrim, Merger Subsidiary and Lexington.

     The undersigned, subject to the election and allocation procedures described below and the other terms and conditions set forth in this form of election, including the documents incorporated herein by reference, hereby (a) surrenders the certificate(s) (the "Certificates") representing the shares of Lexington common stock listed in box A below, which lists all of the shares of Lexington common stock held of record by the undersigned, and (b) elects, as indicated below, to have each of the shares of Lexington common stock represented by the Certificates converted into the right to receive:

o 0.231 shares of ReliaStar common stock per share of Lexington common stock (the "Share Consideration") and $3.306 in cash per share of Lexington common stock, which is the equivalent of approximately two-thirds stock and one-third cash, up to a maximum of $10.611 per share, subject to the adjustments described below; or

o no stock, and in lieu of stock, $3.306 in cash per share of Lexington common stock plus the cash value of the ReliaStar common stock you would have received if you elected to receive a combination of stock and cash for each share of Lexington common stock; or

o no cash, and in lieu of cash, shares of ReliaStar common stock, par value $.0l per share, equal to the Share Consideration multiplied by 1.50 for each share of Lexington common stock, up to a maximum of $10.611 per share.

Possible Adjustments to the Per Share Merger Consideration: The merger consideration to be paid for each share of Lexington common stock is subject to the adjustments described below in instructions B, C, D and E. On April 30, 2000 ReliaStar agreed to be acquired by the ING Group for a per-share payment of $54.00 to ReliaStar's shareholders (subject to certain conditions). On June 16, 2000, the closing share price per share for ReliaStar common stock was $52.00. If the average price of ReliaStar common stock over a five-day pricing period shortly before the completion of the merger were equal to that price, then the value of the consideration to be received in exchange for each share of Lexington common stock would be $10.611, assuming no additional price adjustments. At that average price of ReliaStar common stock, stockholders who elect the first option above, or who do not make a valid election, would receive approximately 0.140 shares of ReliaStar common stock and $3.306 in cash per share of Lexington common stock, assuming no additional price adjustments.

Allocation Procedures: Your election may be altered, if the elections by all Lexington stockholders cause the cash/stock mix of the merger consideration to deviate from the framework established by ReliaStar and Lexington. The allocation procedure is described below in instruction F.

                                    ELECTION

(Check only one)

[_] To receive 0.231 shares of ReliaStar common stock for each share of Lexington common stock and to receive $3.306 in cash, without interest, for each share of Lexington common stock (a "Combination Stock/Cash Election"), subject to the possible adjustments described above; or

[_] To receive no stock, and in lieu of stock, $3.306 in cash per share of Lexington common stock plus the cash value of the ReliaStar common stock you would have received if you elected to receive a combination of stock and cash for each share of Lexington common stock (a "Cash Election"); or

[_] To receive no cash, and in lieu of cash, shares of ReliaStar common stock, par value $.0l per share, equal to the Share Consideration multiplied by 1.50 for each share of Lexington common stock (a "Stock Election").


If the Exchange Agent has not received your properly completed form of election, accompanied by your Certificates, by 9:00 a.m., Minneapolis time, on July 25, 2000, (unless Box F "Guaranty of Delivery" has been properly completed and such certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline) you will be deemed to have made a Combination Stock/Cash Election.


--------------------------------------------------------------------------------
FOR USE BY THE EXCHANGE AGENT ONLY
Debit Shares ____  Partial ______  SIBL/LT ____   Alt Payee _____  Spec Del ____
Legend ________    Approved ____   Input ______   Audit _______    Mailed ______
--------------------------------------------------------------------------------

     The undersigned hereby certifies that this election covers all of the shares of Lexington common stock registered in the name of the undersigned, and either (i) beneficially owned by the undersigned, or (ii) owned by the undersigned in a representative or fiduciary capacity for a particular beneficial owner or for one or more beneficial owners, except as otherwise permitted pursuant to instruction G(2).

                                      BOX A
--------------------------------------------------------------------------------
                       CERTIFICATE INFORMATION List below
              Certificates to which this form of election relates:
                     (Attach additional sheets if necessary)
------------------------------------------------------------ -------------------
                                                                  Number of
Name and Address of Registered Holder(s)                           Shares
      As Shown on the Share Records           Certificate       Represented by
        (Please fill in, if blank)               Number         Each Certificate
---------------------------------------------- -------------- ------------------

                                               -------------- ------------------

                                               -------------- ------------------

                                               -------------- ------------------

                                               -------------- ------------------

                                               -------------- ------------------

                                               -------------- ------------------
                                           Total Shares:
------------------------------------------------------------- ------------------

[_] I have lost my certificate(s) for ___________ shares and require assistance with respect to replacing the shares.

     This election is subject to the terms and conditions set forth in the merger agreement and the proxy statement/prospectus furnished to stockholders of Lexington in connection with the Merger, all of which are incorporated herein by reference. Receipt of the proxy statement/prospectus, including the merger agreement attached as Exhibit A thereto, is hereby acknowledged. Additional copies of the proxy statement/prospectus are available from the Exchange Agent upon request.

No assurance can be given that either a Stock Election or a Cash Election by any given stockholder, including a Stock Election by the undersigned, can be accommodated. The election by each holder of Lexington common stock, including this election by the undersigned, will be subject to the results of the election and allocation procedures set forth in the merger agreement attached to the proxy statement/prospectus as Exhibit A.

                         CERTIFICATE HOLDERS SIGN BELOW

--------------------------------------------------------------------------------
                                      BOX B
                                    SIGN HERE
                 (To be completed by all person(s) surrendering
               Certificates and executing this form of election)



             -----------------------------------------------------
                          (Signature(s) of holders(s))

          Dated:
                 -----------------------------------------------
          Names:

                  --------------------------------------------

                  --------------------------------------------
         Address:
                      ------------------------------------

[_]  Check box if change of address

Phone:
       -----------------------------

(So the Exchange Agent can contact you in case of questions, although the Exchange Agent is under no obligation to do so.)

     Must be signed by registered holder(s) exactly as name(s) appear(s) on Certificates or by person(s) authorized to become registered holders by documents transmitted herewith. If a signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or in any other fiduciary or representative capacity, please set forth full title. (See instruction H(6)).

Title:
       ---------------------------------------------
    (Other than signature(s), please print or type)

--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                      BOX C

                 Complete ONLY if required by instruction H(5).

                               SIGNATURE GUARANTEE
                   Your signature must be Medallion guaranteed
                      by an eligible financial institution


                 NOTE: A notarization by a notary public is not
                                   acceptable.


                     FOR USE BY FINANCIAL INSTITUTIONS ONLY.

                            PLACE MEDALLION GUARANTEE

                                 IN SPACE BELOW.







--------------------------------------------------------------------------------

     PLEASE PROVIDE YOUR SOCIAL SECURITY OR OTHER TAXPAYER IDENTIFICATION NUMBER ON THIS SUBSTITUTE FORM W-9 AND CERTIFY THAT YOU ARE NOT SUBJECT TO BACKUP WITHHOLDING. FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING OF 31% OF ANY CASH PAYMENTS MADE TO YOU PURSUANT TO THE MERGER. SEE INSTRUCTION H(9).

                                      BOX D
--------------------------------------------------------------------------------
        SUBSTITUTE           Part I-- PLEASE PROVIDE YOUR    Social Security
         Form W-9            TIN IN THE BOX AT RIGHT AND           Number
Department of the Treasury   CERTIFY BY SIGNING AND DATING  OR _________________
 Internal Revenue Service    BELOW. See Instruction H(9)         Employee
                                                           Identification Number
--------------------------------------------------------------------------------
Payer's Request for Taxpayer Part II-- Awaiting TIN [_]
Identification Number (TIN)
                             For Payees exempt from backup withholding,
                             complete as directed in instruction H(9).
--------------------------------------------------------------------------------
Certification.  Under penalties of perjury, I certify that:

     (1) The number shown on this form is my correct Taxpayer Identification Number (or I am waiting for a number to be issued to me), and

     (2) I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service ("IRS") that I am subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions. You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding you received another notification from the IRS that you are no longer subject to backup withholding, do not cross out item (2).
--------------------------------------------------------------------------------

SIGNATURE:                                                  DATE:

--------------------------------------------------------------------------------

           YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED
                  THE BOX IN PART II OF THE SUBSTITUTE FORM W-9

                                      BOX E
--------------------------------------------------------------------------------
             CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER
         I certify, under penalties of perjury, that a taxpayer identification number has not been issued to me, and either (a) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration Office or (b) I intend to mail or deliver an application in the near future. I understand that, notwithstanding that I have checked the box in Part II (and have completed this Certificate of Awaiting Taxpayer Identification Number), 31% of all reportable payments made to me will be withheld until I provide a properly certified taxpayer identification number to the Exchange Agent.

--------------------------------------------------------------------------------

Signature:                                                  Date:

--------------------------------------------------------------------------------


                                      BOX F
--------------------------------------------------------------------------------
                              GUARANTY OF DELIVERY
         (To be Used Only if Certificates are NOT Surrendered Herewith)
                               (See Instruction A)

The undersigned (check appropriate boxes below) guarantees to deliver to the Exchange Agent at the appropriate address set forth above the certificates for shares of Lexington common stock submitted with this form of election no later than 9:00 a.m. Minneapolis time, on the fifth business day after the Election Deadline (as defined in instruction A).

[_]  a member of a registered national           -------------------------------
     Securities exchange                              (Firm-- Please print)

                                                 -------------------------------
                                                      (Authorized Signature)

[_]  a member of the National Association of     -------------------------------
     Securities Dealers, Inc.
                                                 -------------------------------
                                                          (Address)

[_]  a commercial bank or trust company in       -------------------------------
     the United States                              (Area Code and Telephone)
--------------------------------------------------------------------------------

   (Please Read Carefully The General Instructions Contained Elsewhere Herein)

                    SPECIAL ISSUANCE AND MAILING INSTRUCTIONS

     The undersigned understands that the ReliaStar common stock to be issued, the check issued as payment in cash, or the cash in lieu of fractional shares check (such check being referred to herein as "Payment Checks") with respect to the Lexington common stock surrendered will be issued in the same name(s) as the Certificates surrendered and will be mailed to the address of the registered holder(s) indicated above, unless otherwise indicated in box G or box H below. If box G is completed, the signature of the undersigned must be guaranteed as set forth in instruction (5).


--------------------------------------------------------------------------------
                                      BOX G
                          SPECIAL ISSUANCE INSTRUCTIONS
                             (See Instruction H(5))

     TO BE COMPLETED ONLY if the Certificate or Payment Check(s) is (are) to be issued in the name(s) of someone other than the registered holder(s) set forth above.

ISSUE TO:

Name:
      ---------------------------------------------------
Address:
        -------------------------------------------------
                  (Street and number)

---------------------------------------------------------
               (city, state and zip code)


---------------------------------------------------------
      Tax Identification or Social Security Number

                 (Please print or type)



--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                      BOX H
                          SPECIAL MAILING INSTRUCTIONS
                             (See Instruction H(7))

     TO BE COMPLETED ONLY if the Certificate or Payment Check(s) is (are) to be delivered to the registered holder(s) or someone other than the registered holder(s) at an address other than shown above.

MAIL TO:

Name:
      -------------------------------------------------------
Address:
         ----------------------------------------------------
                        (Street and number)

-------------------------------------------------------------
                     (city, state and zip code)

-------------------------------------------------------------
         Tax Identification or Social Security Number

                        (Please print or type)

--------------------------------------------------------------------------------

                                  INSTRUCTIONS

     This form of election (or a facsimile thereof) should be properly filled in, dated and signed, and should be delivered, together with Certificates representing all of the shares of Lexington common stock currently held by you, to the Exchange Agent at the appropriate address set forth on the front of this form of election. Please read and follow carefully the instructions regarding completion of this form of election set forth below.

A.   Time in Which to Elect

     In order for an election to be effective, the Exchange Agent must receive a properly completed form of election, accompanied by Certificates representing all of the shares of Lexington common stock currently held by you, no later than 9:00 a.m., Minneapolis time, on July 25, 2000 (the "Election Deadline"). If a holder of Lexington common stock does not properly follow the instructions for making an election, such stockholder will be deemed to have made a Combination Stock/Cash Election and will receive a combination of ReliaStar common stock and cash as consideration without regard to such holder's preference. STOCKHOLDERS ARE URGED TO DELIVER A PROPERLY COMPLETED FORM OF ELECTION, ACCOMPANIED BY CERTIFICATES (OR A PROPER GUARANTY OF DELIVERY, AS DESCRIBED BELOW), NO LATER THAN 9:00 A.M., MINNEAPOLIS TIME, ON JULY 25, 2000. Persons whose stock certificates are not immediately available may also make an election by completing this form of election (or a facsimile thereof) and having Box F (Guaranty of Delivery) properly completed and duly executed by a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States (subject to the condition that the certificates, the delivery of which is thereby guaranteed, are in fact delivered to the Exchange Agent no later than 9:00 a.m., Minneapolis Time on the fifth business day after the Election Deadline (the "Guaranteed Delivery Deadline")).

     If the Exchange Agent has not received your properly completed form of election, accompanied by your Certificates, by 9:00 a.m., Minneapolis time, on July 25th (unless Box F (Guaranty of Delivery) has been properly completed and such certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), you will be deemed to have made a Combination Stock/Cash Election.

     For instructions regarding revocations of elections and the time in which such revocations can be made, see instruction G(l) below.

B.   Elections

     This form of election provides for your election, subject to the election and allocation procedures and the other terms and conditions set forth hereunder and in the documents incorporated herein by reference, to have all, but not less than all, of your shares of Lexington common stock, all of which must be covered by this form of election, converted into the right:

     o To receive 0.231 shares of ReliaStar common stock for each share of Lexington common stock and to receive $3.306 in cash, without interest, for each share of Lexington common stock (a "Combination Stock/Cash Election"), subject to the possible adjustments described above; or
     o To receive no stock, and in lieu of stock, $3.306 in cash per share of Lexington common stock plus the cash value of the Share Consideration (a "Cash Election"); or

     o To receive no cash, and in lieu of cash, shares of ReliaStar common stock, par value $.0l per share, equal to the Share Consideration multiplied by 1.50 for each share of Lexington common stock (a "Stock Election").

     The merger consideration to be paid for each share of Lexington common stock is subject to the following possible adjustments: (i) if the average share price of ReliaStar common stock over the five-day pricing period shortly before the completion of the merger is more than $31.625, then the value of the merger consideration to be paid will be fixed at $10.611 for each share of Lexington common stock; (ii) if the average share price of ReliaStar common stock over the five-day pricing period shortly before the completion of the merger is less than $25.625, then the value of the merger consideration will be fixed at $9.225 for each share of Lexington common stock; and (iii) if Lexington's assets under management three business days before the completion of the merger differ by more than 10% from Lexington's assets under management on December 31, 1999, then both the cash and the Share Consideration to be received for each share of Lexington common stock will be adjusted as more fully described in the proxy statement/prospectus. On April 30, 2000 ReliaStar agreed to be acquired by the ING Group for a per-share payment of $54.00 to ReliaStar's shareholders (subject to certain conditions). On June 16, 2000, the closing share price per share for ReliaStar common stock was $52.00. If the average price of ReliaStar common stock over a five-day pricing period shortly before the completion of the merger were equal to that price, then the value of the consideration to be received in exchange for each share of Lexington common stock would be $10.611, assuming no additional price adjustments. At that average price of ReliaStar common stock, stockholders who elect the first option above, or who do not make a valid election, would receive approximately 0.140 shares of ReliaStar common stock and $3.306 in cash per share of Lexington common stock, assuming no additional price adjustments.

     Any adjustments made pursuant to the scenarios set forth in (i) or (ii) above will be reflected in the Share Consideration to be received for each share of Lexington common stock and the cash portion will continue to be $3.306 per share. The Share Consideration will be adjusted based on the average share price of ReliaStar common stock to provide the stockholder with, when added to the $3.306 cash portion, the applicable total value of merger consideration to be received for each share of Lexington common stock.

     Your election is subject to certain terms and conditions that are set forth in the Merger Agreement and described in the proxy statement/prospectus. The Merger Agreement is included as Exhibit A to the proxy statement/prospectus. Copies of the proxy statement/prospectus may be requested from the Exchange Agent. The delivery of this form of election to the Exchange Agent constitutes acknowledgment of the receipt of the proxy statement/prospectus. Each holder of Lexington common stock is strongly encouraged to read the proxy statement/prospectus in its entirety and to discuss the contents thereof, the Merger and this form of election with his or her personal financial and tax advisors prior to deciding which election to make. The tax consequences to a holder of Lexington common stock will vary depending upon the election you make and a number of other factors. For certain information regarding the federal income tax consequences of an election, see "The Merger -- Federal Income Tax Consequences" in the proxy statement/prospectus.

C.   Combination Stock Election/Combination Cash Election

     If you elect, subject to the election and proration procedures and the other terms and conditions set forth in this form of election, including the documents incorporated herein by reference, to receive a combination of ReliaStar common stock and cash for all of your shares of Lexington common stock, you should check the "Combination Stock/Cash Election" box on page four of this form of election. If you do not properly complete this form of election you will be deemed to have made a Combination Stock/Cash Election.

     Holders of Lexington common stock who elect to receive a combination of ReliaStar common stock and cash will receive, for each of their shares of Lexington common stock, the Share Consideration plus $3.306 in cash, without interest, subject to the possible adjustments described above and in the proxy statement/prospectus.

D.   Cash Election

     If you elect, subject to the election and allocation procedures and the other terms and conditions set forth in this form of election, including the documents incorporated herein by reference, to receive cash for all of your shares of Lexington common stock, you should check the "Cash Election" box on page four of this form of election.

     Holders of Lexington common stock who elect to receive cash will receive, for each of their shares of Lexington common stock, cash, without interest. The amount of cash to be received for each share of Lexington common stock will be determined by combining $3.306 and the cash value of the Shareholder Consideration (i.e. the ReliaStar common stock you would have received if you elected to receive a confirmation of stock and cash for each share of Lexington common stock), subject to the possible adjustments described above and more fully in the proxy statement/prospectus. The cash value of the Share Consideration will be determined using the average share price of ReliaStar common stock over the five-day period shortly before the completion of the merger.

E.   Stock Election

     If you elect, subject to the election and allocation procedures and the other terms and conditions set forth in this form of election, including the documents incorporated herein by reference, to receive ReliaStar common stock for all of your shares of Lexington common stock, you should check the "Stock Election" box on page four of this form of election.

     Holders of Lexington common stock who elect to receive ReliaStar common stock will receive, for each of their shares of Lexington common stock, the Share Consideration multiplied by 1.50. ReliaStar will not issue any fractional shares of ReliaStar common stock in connection with the Merger. Cash adjustments will be paid to holders in respect of any fractional shares of ReliaStar common stock that would be issuable.

F.   Allocation

     If the aggregate amount of cash payable to holders of Lexington common stock, including cash payable to holders of dissenting shares and cash payable due to fractional shares, after giving affect to all elections exceeds one-third of the value of the merger consideration to be paid, the cash payable to all holders will be reduced pro rata so that the aggregate amount of cash to be paid does not exceed one-third of the total value of the merger consideration. If the aggregate amount of ReliaStar common stock payable to holder of Lexington common stock after giving affect to all elections exceeds two-thirds of the value of the merger consideration to be paid, the ReliaStar common stock issuable to Lexington stockholders shall be reduced pro rata so that aggregate amount of ReliaStar common stock does not exceed two-thirds and such Lexington stockholders shall receive cash in lieu thereof.

G.   Special Considerations

     (1) Revocation of Elections. An election may be revoked by the person or persons making such election by a written notice signed and dated by such person or person and received by the Exchange

Agent prior to or at the Election Deadline, identifying the name of the registered holder of the Lexington common stock subject to such election and the serial numbers shown on the Certificates representing such Lexington common stock. Upon any such revocation, unless a properly completed form of election, together with your Certificates (unless Box F (Guaranty of Delivery) has been properly completed and such certificates are received by the Exchange Agent by the Guaranteed Delivery Deadline), is thereafter submitted to the Exchange Agent prior to the Election Deadline, you will be deemed to have a Combination Stock/Cash Election with respect to your shares of Lexington common stock.

     (2) Shares Held by Nominees, Trustees or other Representatives. Holders of shares of Lexington common stock who hold such shares as nominees, trustees or in other representative capacities may submit multiple forms of election covering the aggregate number of shares of Lexington common stock held by such representative for the beneficial owners for whom the representative is making an election, provided that such representative certifies that each such form of election covers all of the shares of Lexington common stock held by such Representative for a particular beneficial owner. Any representative who makes an election may be required to provide the Exchange Agent with such documents and/or additional certifications, if requested, in order to satisfy the Exchange Agent that such representative holds such shares of Lexington common stock for a particular beneficial owner of such shares. If any shares held by a representative are not covered by an effective form of election, they will be deemed to be covered by a Combination Stock/Cash Election.

H.   General

     (1) Execution and Delivery. In order to make an effective election, you must correctly fill out this form of election, or a facsimile thereof. Please do not send this form of election or you Certificates directly to Lexington or ReliaStar. After dating and signing it, you are responsible for its delivery, accompanied by Certificates representing all of the shares of Lexington common stock currently held by you or a proper Guaranty of Delivery of such stock certificates pursuant to instruction A, to the Exchange Agent at the address set forth on the front of this form of election by the Election Deadline. You may choose any method to deliver this form of election; however, you assume all risk of non-delivery. Delivery will be effected, and risk of loss and title will pass, only upon delivery of the Certificates to the Exchange Agent as described herein. If you choose to use the mail, we recommend that you use registered mail, return receipt requested, and that you properly insure all Certificates.

     (2) Signatures. Except as otherwise permitted below, you must sign this form of election exactly the way your name appears on the face of your Certificates. If shares are owned jointly by two or more persons, each must sign exactly as his or her name appears on the face of the Certificates. If shares of Lexington Common Stock have been assigned by the registered owner, this form of election should be signed in exactly the same way as the name of the assignee appearing on the Certificates or transfer documents. See instructions H(5)(a) and H(5)(b).

     (3) Notice of Defects; Resolution of Disputes. None of Lexington, ReliaStar or the Exchange Agent will be under any obligation to notify you or anyone else that the Exchange Agent has not received a properly completed form of election or that any form of election is defective in any way.

     Any and all disputes with respect to forms of election or to elections made in respect of Lexington common stock (including but not limited to matters relating to the Election Deadline, time limits, defects or irregularities in the surrender of any Certificate, effectiveness of any elections and computations of allocations) will be resolved by ReliaStar and its decision will be conclusive and binding on all concerned. ReliaStar may delegate this function to the Exchange Agent in whole or in part. ReliaStar or the Exchange Agent shall have the absolute right in its sole discretion to reject any and all forms of election and surrenders of Certificates which are deemed by either of them to be not in proper form or to waive any immaterial irregularities in any form of election or in the surrender of any Certificate. Surrenders of Certificates will not be deemed to have been made until all defects or irregularities that have not been waived have been cured.

     (4) Issuance of Payment Check(s) and New Certificate in Same Name. If the certificate representing shares of ReliaStar common stock and/or the Payment Check(s) are to be issued in the name of the registered holder(s) as inscribed on the surrendered certificate(s), the surrendered certificate(s) need not be endorsed and no guarantee of the signature on the form of election is required. For corrections in name and change in name not involving changes in ownership, see instruction H(5)(c).

     (5) Issuance of Payment Check(s) and New Certificate in Different Names. If the certificate representing shares of ReliaStar common stock and/or the Payment Check(s) are to be issued in the name of someone other than the registered holder(s) of the surrendered Certificates, you must follow the guidelines below. Note that in each circumstance listed below, stockholder(s) must have signature(s) guaranteed in Box C and complete Box G.

          (a) Endorsement and Guarantee. The Certificates surrendered must be properly endorsed (or accompanied by appropriate stock powers properly executed) by the registered holder(s) of such Certificates to the person who is to receive the ReliaStar common stock and/or the Payment Check(s). The signature(s) of the registered holder(s) on the endorsement or stock powers must correspond with the name(s) written upon the face of the Certificates in every particular and must be medallion guaranteed by an eligible guarantor institutions as defined below.

                  Definition of Eligible Guarantor Institution

          Generally, an eligible guarantor institution, as defined in Rule 17AD-15 of the regulations of the Securities and Exchange Commission, means:

               (i) Banks (as that term is defined in Section 3(a) of the Federal Deposit Insurance Act);

               (ii) Brokers, dealers, municipal securities dealers, municipal securities brokers, government securities dealers, and government securities brokers, as those terms are defined under the Securities Exchange Act of 1934;

               (iii) Credit unions (as that term is defined in Section 19(b)(1)(A) of the Federal Reserve Act);

               (iv) National securities exchanges, registered associations, clearing agencies, as those terms are used under the Securities Exchange Act of 1934; and

               (v) Savings associations (as that term is defined in Section 3(b) of the Federal Deposit Insurance Act).

          (b) Transferee's Signature. The form of election must be signed by the transferee or assignee or his or her agent, and should not be signed by the transferor or assignor. See Box B entitled "Sign Here." The signature of such transferee or assignee must be medallion guaranteed by an eligible guarantor institution as provided in instruction H(5)(a).


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

          (c) Correction of or Change in Name. For a correction of a name or for a change in name which does not involve a change in ownership, proceed as follows: For a change in name by marriage, the form of election should be signed, e.g., "Mary Doe, now by marriage Mary Jones." For a correction in name, the form of election should be signed, e.g., "James E. Brown, incorrectly inscribed as J.E. Brown." The signature in each case should be guaranteed in the manner described in instruction H(5)(a) above and Box G should be completed.

          You should consult your tax advisor regarding any possible tax consequences resulting from the issuance of the ReliaStar common stock certificate and/or Payment Check(s) in a name different from that of the registered holder(s) of the Certificates.

     (6) Supporting Evidence. In case any form of election, Certificate endorsement or stock power is executed by an agent, attorney, administrator, executor, guardian, trustee or any person in any other fiduciary or representative capacity, or by an officer of a corporation on behalf of the corporation, there must be submitted (with the form of election, surrendered Certificates and/or stock powers), documentary evidence of appointment and authority to act in such capacity (including court orders and corporate resolutions when necessary), as well as evidence of the authority of the person making such execution to assign, sell or transfer the Certificates. Such documentary evidence of authority must be in a form satisfactory to the Exchange Agent.

     (7) Special Instructions for Delivery by the Exchange Agent. The certificate representing ReliaStar common stock or the payment check(s) or both will be mailed to the address of the registered holder(s) as indicated under Box A entitled "Certificate Information," unless instructions to the contrary are given in Box H entitled "Special Mailing Instructions."

     (8) Lost, Stolen or Destroyed Certificates. If you are not able to locate your Certificates representing Lexington common stock, you should contact Wells Fargo Bank Minnesota at Shareowner Services, P.O. Box 64858, St. Paul, Minnesota 55164-0858 or at (612) 450-2448. In such event, Wells Fargo will furnish instructions on the steps stockholders must take and will forward additional documentation which the stockholders must complete in order to surrender effectively such lost or destroyed Certificates. There may be a fee to replace lost Certificates.

     (9) Federal Income Tax Withholding. Under Federal income tax law, the Exchange Agent is required to file a report with the Internal Revenue Service disclosing any payments of cash being made to each holder of Certificates formerly representing shares of Lexington common stock pursuant to the Merger Agreement. In order to avoid "backup withholding" of Federal income tax on any cash received upon the surrender of Certificates, a holder thereof must, unless an exemption applies, provide the Exchange Agent with his or her correct taxpayer identification number on Substitute Form W-9, which is part of this form of election (Box D), and certify, under penalties of perjury, that such number is correct and that such holder is not otherwise subject to backup withholding. If the correct taxpayer identification number and certifications are not provided, a $50 penalty may be imposed by the IRS and payments made for surrender of Certificates may be subject to backup withholding of 31%. In addition, if a holder makes a false statement that results in no imposition of backup withholding, and there are no reasonable basis for making such a statement, a $500 penalty may also be imposed by the IRS.


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